Exhibit 99.2

Information Relating to Part II, Item 14. — Other Expenses of Issuance and Distribution

The following table sets forth those expenses incurred by Citizens & Northern Corporation (the “Company”) in connection with the issuance and distribution of 2,500,000 shares of the Company’s common stock, $1.00 par value per share, pursuant to the Company’s registration statement previously filed with the Securities and Exchange Commission on Form S-3 (File No. 333-162279), other than underwriting discounts and commissions. All the expenses are estimates.

SEC Registration Fee	$4,185
FINRA Filing Fee	8,000
Printing Expenses	50,000
Accounting Fees and Expenses	50,000
Legal Fees and Expenses	150,000
Blue Sky Fees and Expenses	0
Transfer Agent Fees and Expenses	3,500
Trustee Fees and Expenses	0
Miscellaneous	59,315
Total	$325,000